EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
Cerner Corporation:
We consent to the incorporation by reference in the Registration Statements (No. 333-125492, No. 333-77029, No. 333-93379, No. 333-63226, No. 333-24899, No. 333-24909, No. 333-75308, No. 333-70170, No. 33-56868, No. 33-55082, No. 33-41580, No. 33-39777, No. 33-39776, No. 33-20155, No. 33-15156, and No. 333-40156) on Form S-8 and (No. 333-72024 and No. 333-40156) on Form S-4 of Cerner Corporation of our reports dated February 27, 2008, with respect to the consolidated balance sheets of Cerner Corporation and subsidiaries as of December 29, 2007 and December 30, 2006, and the related consolidated statements of operations, changes in equity, and cash flows for each of the years in the three-year period ended December 29, 2007, and the related consolidated financial statement schedule and the effectiveness of internal control over financial reporting as of December 29, 2007, which reports appear in the 2007 Annual Report on Form 10-K of Cerner Corporation. Our report dated February 27, 2008 on the consolidated financial statements contains an explanatory paragraph that states that, as discussed in note 1 to the consolidated financial statements, the Corporation adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Expense, effective January 1,2006.
Kansas City, Missouri
February 27,2008